Exhibit 21
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                           MAXCOR FINANCIAL GROUP INC.
                         SUBSIDIARIES OF THE REGISTRANT


                                                             JURISDICTION
SUBSIDIARY                                                 OF INCORPORATION
---------------------                                ---------------------------

EURO BROKERS INVESTMENT CORPORATION                       DELAWARE

EURO BROKERS HOLDINGS, INC.                               NEW YORK

EURO BROKERS INC.                                         NEW YORK

MAXCOR FINANCIAL INC.                                     NEW YORK

MAXCOR FINANCIAL ASSET MANAGEMENT INC.                    DELAWARE

MAXCOR FINANCIAL SERVICES INC.                            DELAWARE

MAXCOR INFORMATION INC.                                   DELAWARE

TRADESOFT TECHNOLOGIES, INC.                              DELAWARE

E-B FUNDING CORPORATION                                   DELAWARE

EURO BROKERS TECHNOLOGY INC.                              DELAWARE

EURO BROKERS HOLDINGS LTD.                                ENGLAND

EURO BROKERS LTD.                                         ENGLAND

EURO BROKERS SERVICES LTD.                                ENGLAND

EURO BROKERS MEXICO, S.A. de C.V.                         MEXICO

EURO BROKERS (SWITZERLAND) S.A.                           SWITZERLAND